Exhibit 99.3

INDEPENDENT ACCOUNTANT’S REPORT

Tricia Heintz

The Bank of New York

Corporate Trust Division

10161 Centurion Parkway

Jacksonville, FL 32256

Mr. Jack Elam, President

CFS-SunTech Servicing LLC

6510 Old Canton Road

Ridgeland, Mississippi 39157

We have examined management’s assertions, that CFS-SunTech Servicing LLC complied with the assertions in the accompanying supplement to this report relative to CFS-SunTech Servicing LLC’s administration of the Federal Family Education Loan Program on behalf of its lender clients during the year ended December 31, 2004 and about the effectiveness of CFS-SunTech Servicing LLC’s internal control over compliance with the aforementioned compliance requirements as of December 31, 2004. Management is responsible for CFS-SunTech Servicing LLC’s compliance with—and the effectiveness of CFS-SunTech Servicing LLC’s internal control over compliance with—those requirements. Our responsibility is to express an opinion on management’s assertions about CFS-SunTech Servicing LLC’s compliance with—and the effectiveness of CFS-SunTech Servicing LLC’s internal control over compliance with—the specified compliance requirements based on our examination.

Our examination was made in accordance with Government Auditing Standards, issued by the Comptroller General of the United States; standards established by the American Institute of Certified Public Accountants; and the 1996 Audit Guide, Compliance Audits for Lenders and Lender Servicers Participating in the Federal Family Education Loan (FFEL) Program (the Guide), issued by the U. S. Department of Education, Office of Inspector General; and, accordingly, included obtaining an understanding of the internal control over compliance with the specified compliance requirements; testing and evaluating the design and operating effectiveness of internal control over compliance; examining, on a test basis, evidence about CFS-SunTech Servicing LLC’s compliance with those requirements; and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on CFS-SunTech Servicing LLC’s compliance with specified requirements.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and not be detected. Also projections of any evaluation of the internal control over compliance with the specified requirements to future years are subject to the risk that internal control over compliance may become inadequate because of changes in conditions, or that the degree of compliance with control policies or procedures may deteriorate.

In our opinion, management’s assertions that CFS-SunTech Servicing LLC complied with the aforementioned requirements for the year ended December 31, 2004 and that CFS-SunTech Servicing LLC maintained an effective internal control over compliance with the aforementioned compliance requirements as of December 31, 2004 are fairly stated, in all material respects.

This report is intended solely for the information of the audit committee, management, and the U. S. Department of Education, however, this report is a matter of public record and its distribution is not limited.

/s/ HORNE LLP

Jackson, Mississippi

January 21, 2005

SUPPLEMENT

MANAGEMENT ASSERTIONS

1).	ED FORM 799

The loan information (loan types, interest rate, beginning and ending principal loan balances, and loan status (past due, in grace, in deferment) reported in Parts II, III, IV, V, and VI of either the ED Form 799s prepared by CFS-SunTech Servicing LLC and submitted to ED on behalf of our lender clients or the billing information prepared by CFS-SunTech Servicing LLC and submitted to our lender clients during the year ended December 31, 2004 agrees with CFS-SunTech Servicing LLC’s accounting summary records and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance with requirements that such information be in agreement.

2).	INDIVIDUAL RECORD REVIEW

CFS-SunTech Servicing LLC supported loans reported in either the ED Form 799s prepared by CFS-SunTech Servicing LLC and submitted to ED on behalf of our lender clients or the billing information prepared by CFS-SunTech Servicing LLC and submitted to our lender clients during the year ended December 31, 2004 with—and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance requirements for supporting loans with—loan records that include all applicable documents listed in Section II, Compliance Requirement 2, of the Audit Guide that our lender clients have contracted with CFS-SunTech Servicing LLC to store.

3).	LOAN ORIGINATION FEES

During the year ended December 31, 2004, CFS-SunTech Servicing LLC completely reported, classified and computed, in accordance with ED Form 799 instructions—and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance with ED Form 799 instructions for classifying and computing—the loan origination information reported in Part II in either the ED Form 799s prepared by CFS-SunTech Servicing LLC and submitted to ED on behalf of our lender clients or the billing information prepared by CFS-SunTech Servicing LLC and submitted to our lender clients. During the year ended December 31, 2004, CFS-SunTech Servicing LLC notified our lender clients to pay ED—and as of December 31, 2004, CFS-SunTech Servicing LLC had effective control over compliance with requirements for payment to ED of— origination fees in excess of interest and special allowance.

SUPPLEMENT - CONTINUED

MANAGEMENT ASSERTIONS - CONTINUED

4).	INTEREST BENEFITS

Loans included in Part III of either the ED Form 799s prepared by CFS-SunTech Servicing LLC and submitted to ED on behalf of our lender clients or the billing information prepared by CFS-SunTech Servicing LLC and submitted to our lender clients during the year ended December 31, 2004 were—and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance with requirements that loans are—(1) in a status eligible for interest benefits, (2) assigned the correct interest rate in accordance with Section 427A(a)-(i) of the HEA, as amended, and (3) classified in the correct interest rate category in accordance with ED Form 799 instructions. Ending principal amounts, average daily balances, and interest amounts were calculated in accordance with—and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal controls over compliance with requirements for calculation in accordance with—the ED Form 799 instructions.

5).	SPECIAL ALLOWANCE PAYMENTS

Loans included in Part IV of either the ED Form 799s prepared by CFS-SunTech Servicing LLC and submitted to ED on behalf of our lender clients or the billing information prepared by CFS-SunTech Servicing LLC and submitted to our lender clients during the year ended December 31, 2004 were—and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance with requirements that loans are—(1) in a status eligible for special allowance and (2) properly categorized on the ED Form 799 in accordance with the ED Form 799 instructions. Ending principal balances, average daily balances, and adjustments for differences in average daily balances were calculated in accordance with—and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal controls over compliance with requirements for calculation in accordance with— the ED Form 799 instructions.

6).	LOAN PORTFOLIO ANALYSIS

In Parts V and VI of the ED Form 799s prepared by CFS-SunTech Servicing LLC and submitted to ED on behalf of our lender clients or the billing information prepared by CFS-SunTech Servicing LLC and submitted to our lender clients during the year ended December 31, 2004, CFS-SunTech Servicing LLC properly classified and accurately reported—and, as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance with requirements to properly classify and report—loan principal balances in accordance with the ED Form 799 instructions and included all outstanding loans (except those for which the guaranty was voided are not included in Part VI).

SUPPLEMENT - CONTINUED

MANAGEMENT ASSERTIONS - CONTINUED

7).	LOAN SALES AND PURCHASES

Loan purchases and sales made on behalf of our lender clients during the year ended December 31, 2004, were recorded by CFS-SunTech Servicing LLC in accordance with—and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance for recording loan purchases/sales in accordance with—the purchase/sales agreements with respect to the start/end date of eligibility for interest, special allowance and responsibility for payment of loan origination fees. During the year ended December 31, 2004, CFS-SunTech Servicing LLC paid ED—and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance with requirements for payment to ED of—loan origination fees for which we were responsible for paying on behalf of our lender clients in accordance with the agreements. During the year ended December 31, 2004, CFS-SunTech Servicing LLC recorded completely and accurately in the servicer’s loan servicing systems—and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance with requirements to record completely and accurately in the servicer’s loan servicing systems—all applicable ED Form 799 loan data for loans transferred, including beginning balances.

8).	STUDENT STATUS CHANGES

Upon receipt of Student Status Confirmation Reports or other notification of change information for loans serviced during the year ended December 31, 2004, CFS-SunTech Servicing LLC accurately updated—and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance with requirements to accurately update—loan records for changes to student status, including conversion to payment status in accordance with 34 CFR 682.401 (b)(20) and 34 CFR 682.209, respectively.

9).	PAYMENT PROCESSING

For loans serviced during the year ended December 31, 2004, CFS-SunTech Servicing LLC: (a) calculated—and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance with requirements to calculate—interest and principal in accordance with 34 CFR 682.304 and (b) applied—and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance with requirements to apply—(i) loan payments effective with the day of receipt and (ii) prepayments in accordance with 34 CFR 682.209(b) or the documented specific request of the borrower.

SUPPLEMENT - CONTINUED

MANAGEMENT ASSERTIONS - CONTINUED

10).	DUE DILIGENCE BY LENDERS OR SERVICERS IN THE COLLECTION OF DELINQUENT LOANS

For loans serviced during the year ended December 31, 2004, CFS-SunTech Servicing LLC complied with—and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance with—the due diligence requirements for collection of delinquent loans, including the requirements for skip-tracing or preclaims assistance set forth in 34 CFR 682.411 (c)-(m).

11).	DUE DILIGENCE - TIMELY CLAIM FILINGS BY LENDERS OR SERVICERS

For loans serviced during the year ended December 31, 2004, CFS-SunTech Servicing LLC complied with - and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance with—deadlines for timely filing of claims with the guaranty agency concerning death, disability, false certification, closed schools, or bankruptcy contained in 34 CFR 682.402(b), (c), (d), (e) and (f) and for default claims contained in 34 CFR 682.406(a)(5). For loans serviced during the year ended December 31, 2004, CFS-SunTech Servicing LLC accurately categorized—and as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance with requirements for accurately categorizing— amounts pertaining to claims in the ED Form 799.

12).	CURES

There are no loans with timely-filing violations or due-diligence violations cured during the year ended December 31, 2004. For loans on which a cure was required but that were not cured during the year ended December 31, 2004, CFS-SunTech Servicing LLC properly categorized—and, as of December 31, 2004, CFS-SunTech Servicing LLC had effective internal control over compliance with requirements to properly categorize—the loans in the ED Form 799 prepared and submitted to ED on behalf of our lender clients or the billing information prepared by CFS-SunTech Servicing LLC, and submitted to our lender clients.